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                                                                 EXHIBIT 5(c)(x)

                American General Life Insurance Company ("AGL")
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                 A Subsidiary of American General Corporation
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Complete and Return to:
Annuity Administration           Houston, Texas
    P.O. Box 1401                                           GENERATIONS(TM)
Houston, TX 77251-1401                                      ===============
   (800) 200-3883                                          Variable Annuity


                    - SPECIAL DOLLAR COST AVERAGING PLANS -
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SECTION I:  ENROLLMENT
 Please transfer entire amount allocated to the 1-Year Guarantee Period in equal monthly amounts over the period indicated below:
[_]  6 Months - 6-Month Dollar Cost Avg (DCA) OR
[_]  12 Months - 12-Month Dollar Cost Avg (DCA)

Balances in the 1-Year Guarantee Period that are subject to the Special Dollar Cost Averaging Plan, pursuant to this service form, will earn interest at the rate of _____%, which represents an increase of _____% over the 1-Year Guarantee Period interest rate currently offered.
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SECTION II:  INVESTMENT ALLOCATIONS
 Please apply the monthly transfer to the Division(s) as indicated below:
     (Use only whole percentages. Total allocation must equal 100%.)
Asian Equity (95)                                              __________%
Domestic Income (80)                                           __________%
Emerging Growth (81)                                           __________%
Emerging Markets Equity (82)                                   __________%
Enterprise (83)                                                __________%
Equity Growth (87)                                             __________%
Fixed Income (84)                                              __________%
Global Equity (85)                                             __________%
Government (86)                                                __________%
Growth and Income (88)                                         __________%
High Yield (89)                                                __________%
International Magnum (90)                                      __________%
Mid Cap Value (91)                                             __________%
Money Market (92)                                              __________%
Morgan Stanley
 Real Estate Securities (93)                                   __________%
Strategic Stock (96)                                           __________%
Value (94)                                                     __________%
Other ______________                                           __________%
NOTE: All money allocated will be transferred in equal monthly amounts over a 6-month or 12-month period, beginning 30 days after the request date. The final amount transferred will include all of the remaining balance.
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TO INITIATE A SPECIAL DOLLAR COST AVERAGING PLAN:
  For new contracts:

     . Select your initial allocations in Section 6 of the GENERATIONS(TM) Variable Annuity Application (L8771), allocating the desired percentage to the 1-Year Guarantee Period.

        (Minimum allocation to the 1-Year Guarantee Period is $5,000.)

     . In lieu of Section 8 of the Application, complete this service form to begin a Special Dollar Cost Averaging Plan from the 1-Year Guarantee Period.

     .  Submit this service form with your Application.

For existing contracts-Contract # VA_____________________________________:

     . Complete this service form and submit it with an additional purchase payment.

     . The entire additional payment will be applied toward the 1-Year Guarantee Period and transferred into the specified Division(s) as indicated in Section II.

     . Additional payments may not be invested into the Special Dollar Cost Averaging Plan while an existing Special Dollar Cost Averaging Plan or any other dollar cost averaging plan is active.
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SECTION III:  SIGNATURES

 Your signature below indicates you have received a GENERATIONS(TM) prospectus and authorizes your request to begin the Special Dollar Cost Averaging Plan. All transactions will be confirmed. Please review the information on your confirmation statements carefully. All errors or corrections must be reported to American General Life Insurance Company ("AGL") immediately to assure proper crediting. AGL will assume all transactions are accurate unless notified within 30 days.

 You may elect to terminate your Special Dollar Cost Averaging Plan by calling or writing AGL. The termination will become effective prior to the next transfer following such notification. Upon termination, you will no longer receive the increased interest rate. AGL may delay processing any additional transfer or liquidation request if received on the date of a scheduled Special Dollar Cost Averaging Plan transfer. In addition, AGL reserves the right to discontinue, modify, or amend this offer at any time. Any changes made to this offer will not affect Contract Owners currently participating in a Special Dollar Cost Averaging Plan.


  -----------------------------------     -----------------------------------
         SIGNATURE OF OWNER                 SOCIAL SECURITY NUMBER OF OWNER



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          PRINT OWNER NAME                     SIGNATURE OF JOINT OWNER
                                                   (IF APPLICABLE)


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  PHONE                          DATE          PRINT LICENSED AGENT NAME

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